Exhibit 10.4

AMENDMENT TO THE

GLOBAL WATER RESOURCES, INC.

PHANTOM STOCK UNIT PLAN

Global Water Resources, Inc., a Delaware corporation (the “Corporation”), previously established the Global Water Resources, Inc. Phantom Stock Unit Plan, which was most recently amended and restated in its entirety effective as of May 1, 2015 (the “Plan”). The Corporation is being restructured by (i) being the surviving entity in a merger with its largest stockholder, GWR Global Water Resources Corp., a British Columbia corporation traded on the Toronto Stock Exchange (“GWRC”), and (ii) undertaking a “going public” transaction resulting in the Corporation’s shares of Common Stock being listed on NASDAQ. By adoption of this Amendment, the Corporation now desires to amend the Plan to reflect the merger with GWRC and its going public transaction, effective immediately prior to the date such transactions close (the “Effective Date”), as set forth below.

1. This Amendment shall be effective as of the Effective Date.

2. Section 1.1 (Definitions) of the Plan is hereby amended by amending or inserting (as applicable) the following definitions:

“Change in Control” means, a “change in the ownership or effective control of a corporation,” or a “change in the ownership of a substantial portion of the assets of a corporation” within the meaning of Code Section 409A (treating the Corporation as the relevant corporation) provided, however, that for purposes of determining a “change in the effective control,” “50 percent” shall be used instead of “30 percent” and for purposes of determining a “substantial portion of the assets of the corporation,” “85 percent” shall be used instead of “40 percent.” Notwithstanding the foregoing, in the event of either (i) a merger, consolidation, reorganization, share exchange or other transaction as to which the holders of the capital stock of the Corporation before the transaction continue after the transaction to hold, directly or indirectly through a holding company or otherwise, shares of capital stock of the Corporation (or other surviving company), as the case may be, representing more than fifty percent (50%) of the value or ordinary voting power to elect directors of the capital stock of the Corporation (or other surviving company), or (ii) any initial public offering of the Corporation’s Common Stock shall not constitute a Change of Control;

“Issuer” means the Corporation;

“Market Value” means (i) means the closing sale price of one Common Share as reported on the NASDAQ (or other securities exchange or automated quotation system on which the Common Shares are then listed, quoted or traded) on the date such value is determined or, if Common Shares are not traded on such date, on the first immediately preceding business day on which Common Shares were so traded, or (ii) if the Corporation’s Common Shares are not traded on NASDAQ (or other securities exchange or automated quotation system on which the Common Shares are then listed, quoted or traded), the fair market value of Common Shares on a particular date determined by the reasonable application of reasonable valuation methods or procedures as may be established from time to time by the Board. The Board shall use such procedures to determine fair market value in compliance with Section 409A of the Code and the regulations issued thereunder. Notwithstanding anything in the Plan to the contrary, the Board may not delegate its authority to determine Market Value;

“NASDAQ” means the NASDAQ Stock Exchange;

3. Section 1.1 (Definitions) of the Plan is hereby amended by deleting the definition of “TSX”.

4. Section 2.1 (Purpose of the Plan) of the Plan is hereby amended and restated as follows:

2.1. Purpose of the Plan

The purpose of this Plan is to strengthen the alignment of interests between Participants and the shareholders of the Corporation by linking certain types of compensation to the future value of the Common Shares. In addition, this Plan has been adopted to advance the interests of the Corporation and its Affiliates through the motivation, attraction and retention of employees. It is generally recognized that long term phantom equity plans aid in attracting, retaining and encouraging employees due to the opportunity offered to them to receive payment based on a proprietary interest in the Corporation.

5. Section 5.4 (Rights as a Shareholder) of the Plan is hereby amended and restated as follows:

5.4 Rights as a Shareholder

No holder of any Deferred Phantom Stock Units or Phantom Stock Units shall have any rights as a shareholder of the Corporation or any Affiliate at any time.

6. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed as of this 3rd day of May, 2016.

Global Water Resources, Inc.

By:	Ron L. Fleming
Its: President and CEO

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